Exhibit 10-B-7


             AMENDMENT TO SERVICE AGREEMENT UNDER RATE SCHEDULE ESS

         THIS AMENDMENT is made and entered into effective as of the first day of December, 1994 by and between PUBLIC SERVICE COMPANY OF NORTH CAROLINA, hereinafter referred to as "Buyer," and TRANSCONTINENTAL GAS PIPE LINE CORPORATION, hereinafter referred to as "Seller."

                              W I T N E S S E T H:
         WHEREAS, Buyer and Seller entered into an Agreement under Seller's Rate Schedule ESS effective as of November 1, 1993, (Agreement); and

         WHEREAS, Buyer and Seller amended this Agreement on December 1,1993, in order to provide for the increased capacity and deliverability attributable to Phase I (as described in Seller's Eminence Expansion Application in Docket No. CP90-2230-000) of Seller's Eminence Storage Field Expansion approved by the Federal Energy Regulatory Commission (Commission) on April 18,1991, in Docket No. CP90-2230-000, and the allocation of such increased deliverability in accordance with the Commission's Order on October 4,1993, in Docket No. RS92-86-004, et. al., (October 4 Order); and

         WHEREAS, Buyer and Seller desire to further amend this Agreement to provide for the increased capacity and deliverability attributable to Phase II (as described in Seller's amended Eminence Expansion Application in Docket No. CP90-2230-005) of Seller's Eminence Storage Field Expansion in order to comply with the allocation authorized by the October 4 Order; and

         WHEREAS, Buyer and Seller intend that the Agreement shall be further amended effective as of the in-service date of Phase III (as described in Seller's amended Eminence Expansion Application in Docket No. CP90-2230-005) of Seller's Eminence Storage Field Expansion to provide for any applicable revisions to the level of Storage Injection Quantity and Storage Demand Quantity compared to Buyer's Storage Injection Quantity and Storage Demand Quantity as of the effective date of Phase 11 in order to comply with the allocation authorized by the October 4 Order.

         NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties amend the Agreement as follows:

1. Article I is hereby deleted in its entirety effective December 1, 1994 and the following Article I, substituted therefor for the period extending until the in-service date of Phase Ill of Seller's Eminence Storage Field Expansion:

ARTICLE I
SERVICE TO BE RENDERED

1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule ESS, Seller agrees to inject into storage for Buyer's account, store and withdraw from storage, quantities of natural gas as follows:

         To withdraw from storage up to a maximum quantity on any day of 57,031 Mcf, which quantity shall be Buyer's Storage Demand Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule ESS.


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         To inject  into  storage a maximum  quantity  on any day of 3,802  Mcf, which quantity shall be Buyer's Storage Injection Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule ESS.

         To receive and store up to a total quantity at any one time of 459,044 Mcf, which quantity shall be Buyer's Storage Capacity Quantity.

2. Article I is hereby deleted in its entirety effective upon the in- service date of Phase 111 of Seller's Eminence Storage Field Expansion and the following
Article I substituted therefor:

         1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule ESS, Seller agrees to inject into storage for Buyer's account, store and withdraw from storage, quantities of natural gas as follows:

         To withdraw from storage up to a maximum quantity on any day of 45,625 Mcf, which quantity shall be Buyer's Storage Demand Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule ESS.

         To inject into storage a minimum quantity on any day 3,042 of Mcf, which quantity shall be Buyer's Storage Injection Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule ESS.

         To receive and store up to a total quantity at any one time of 459,044 Mcf, which quantity shall be Buyer's Storage Capacity Quantity.

Seller shall notify  Buyer of the  in-service  date of Phase 111 at least thirty
(30) days Prior to such

4. Except as hereinabove amended, the Agreement shall remain in full force and effect as written.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

                           TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                           By /s/Frank J. Ferazzi
                           ----------------------
                           Vice President
                           Customer Service

                           PUBLIC SERVICE COMPANY NORTH CAROLINA,INC.
                           By /s/Franklin H. Yoho
                           ----------------------
                           Name Franklin H. Yoho
                           Title Sr. Vice President -
                           Marketing & Gas Supply



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